                                                                   EXHIBIT 2.1


                                AGREEMENT AND

                           PLAN OF REORGANIZATION

                           DATED DECEMBER 3, 1996,

                                BY AND AMONG

                          VISIGENIC SOFTWARE, INC.,

                              CUSTOMWARE, INC.

                                     AND

                        GRAY CARY WARE & FREIDENRICH

                              TABLE OF CONTENTS
                              -----------------

                                                                             Page
                                                                             ----
1.   Certain Definitions....................................................   1
     1.1   "Affiliate"......................................................   1
     1.2   "Commission".....................................................   1
     1.3   "CustomWare Products"............................................   1
     1.4   "CustomWare Shares"..............................................   1
     1.5   "Dissenting Shares"..............................................   1
     1.6   "Securities".....................................................   1
     1.7   "Securities Act".................................................   1
     1.8   "Shareholder"....................................................   2
     1.9   "Transaction Documents"..........................................   2

2.   Plan of Reorganization.................................................   2
     2.1   The Merger.......................................................   2
     2.2   Conversion of Shares.............................................   2
     2.3   Fractional Shares................................................   2
     2.4   Escrow Fund......................................................   2
     2.5   Appraisal Rights.................................................   3
     2.6   The Closing......................................................   3
     2.7   Effective Time...................................................   3
     2.8   Tax Free Reorganization..........................................   3
     2.9   Issuance of Visigenic Common Stock; Registration on Form S-3.....   3
     2.10  Restricted Securities...........................................    4
     2.11  Surrender of Certificates.......................................    4

3.   Representations and Warranties of CustomWare...........................   5
     3.1   Organization.....................................................   5
     3.2   Capitalization...................................................   5
     3.3   Power, Authority and Validity....................................   6
     3.4   Financial Statements.............................................   6
     3.5   Tax Matters......................................................   7
     3.6   Tax Free Reorganization..........................................   8
     3.7   Absence of Certain Changes or Events.............................   8
     3.8   Title and Related Matters........................................   9
     3.9   Proprietary Rights...............................................  10
     3.10  Employee Benefit Plans ..........................................  11
     3.11  Bank Accounts....................................................  11
     3.12  Contracts........................................................  11
     3.13  Orders, Commitments and Returns..................................  13
     3.14  Compliance With Law..............................................  13
     3.15  Labor Difficulties; No Discrimination............................  14
     3.16  Trade Regulation.................................................  14
     3.17  Insider Transactions.............................................  14
     3.18  Employees, Independent Contractors and Consultants...............  15
     3.19  Insurance........................................................  15
     3.20  Litigation.......................................................  15
     3.21  Governmental Authorizations and Regulations......................  15
     3.22  Subsidiaries.....................................................  15
     3.23  Compliance with Environmental Requirements.......................  15
     3.24  Corporate Documents..............................................  16
     3.25  No Brokers.......................................................  16
     3.26  Disclosure.......................................................  16

4.   Representations and Warranties of Visigenic.............................  16
     4.1   Organization......................................................  16
     4.2   Capitalization....................................................  17
     4.3   Power, Authority and Validity.....................................  17
     4.4   Commission Filings; Financial Statements..........................  18
     4.5   Tax Free Reorganization...........................................  19
     4.6   No Undisclosed Liabilities........................................  19

5.   Preclosing Covenants....................................................  19
     5.1   Material Consents.................................................  19
     5.2   Employment Agreements, Other Commitments Terminated...............  19
     5.3   Advice of Changes.................................................  19
     5.4   Conduct of Business...............................................  19

6.   Additional Covenants....................................................  21
     6.1   No Public Announcement............................................  21
     6.2   Other Negotiations................................................  21
     6.3   Due Diligence, Investigation, and Audits..........................  21
     6.4   Regulatory Filings; Consents; Reasonable Efforts..................  21
     6.5   Nasdaq Quotation..................................................  22
     6.6   Further Assurances................................................  22
     6.7   Brokers or Finders................................................  22
     6.8   Registration on Form S-3..........................................  22

7.   Closing Matters.........................................................  23
     7.1   Filing of Certificate of Merger...................................  24
     7.2   Approvals.........................................................  24
     7.3   Security Law Compliance...........................................  24
     7.4   No Injunctions or Restraints; Illegality..........................  24
     7.5   Blue Sky Laws.....................................................  24
     7.6   Delivery of Documents.............................................  24

8.   Conditions to CustomWare's Obligations..................................  24
     8.1   Accuracy of Representations and Warranties........................  24
     8.2   Covenants.........................................................  24
     8.3   No Litigation.....................................................  24
     8.4   Authorizations....................................................  25
     8.5   Government Consents...............................................  25
     8.6   Bonus Agreement...................................................  25
     8.7   No Adverse Development............................................  25
     8.8   Date of Closing...................................................  25
     8.9   Opinion of Visigenic's Counsel....................................  25
     8.10  Filing of Certificate of Merger...................................  25

9.   Conditions to Visigenic's Obligations...................................  25
     9.1   Accuracy of Representations and Warranties........................  25
     9.2   Covenants.........................................................  25
     9.3   No Litigation.....................................................  25
     9.4   Authorizations....................................................  25
     9.5   Required Consents.................................................  26
     9.6   Government Consents...............................................  26
     9.7   Due Diligence.....................................................  26

     9.8    Bonus Agreement..................................................  26
     9.9    Lockup Agreement.................................................  26
     9.10   Non-Compete and Non-Solicitation Agreement.......................  26
     9.11   Offers of Employment Accepted....................................  26
     9.12   Transfer of Automobile...........................................  26
     9.13   No Adverse Development...........................................  26
     9.14   Date of Closing..................................................  26
     9.15   Opinion of CustomWare's Counsel..................................  26
     9.16   Litigation; Violation of Law.....................................  26
     9.17   Filing of Certificate of Merger..................................  26

10.  Termination of Agreement................................................  27
     10.1   Termination......................................................  27
     10.2   Liability for Termination........................................  27
     10.3   Certain Effects of Termination...................................  27
     10.4   Remedies.........................................................  27
     10.5   Right to Damages.................................................  28

11.  Indemnification.........................................................  28
     11.1   Survival of Representations, Warranties, Covenants and Agreements  28
     11.2   Indemnification by CustomWare....................................  29
     11.3   Arbitration......................................................  30
     11.4   Limitation on Indemnification....................................  31
     11.5   The Shareholder's Authority......................................  31
     11.6   Escrow...........................................................  31

12.  Miscellaneous...........................................................  32
     12.1   Governing Laws...................................................  32
     12.2   Binding upon Successors and Assigns..............................  33
     12.3   Severability.....................................................  33
     12.4   Entire Agreement.................................................  33
     12.5   Counterparts.....................................................  33
     12.6   Expenses.........................................................  33
     12.7   Amendment and Waivers............................................  33
     12.8   Survival of Agreements...........................................  33
     12.9   No Waiver........................................................  33
     12.10  Attorneys' Fees..................................................  33
     12.11  Notices..........................................................  34
     12.12  Time.............................................................  34
     12.13  Construction of Agreement........................................  34
     12.14  No Joint Venture.................................................  34
     12.15  Pronouns.........................................................  35
     12.16  Further Assurances...............................................  35
     12.17  Absence of Third Party Beneficiary Rights........................  35

Exhibits and Schedules

Exhibit A       Certificate of Merger
Exhibit B       Form of Lockup Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into this 3rd day of December, 1996, by and among Visigenic Software, Inc., a Delaware corporation ("Visigenic"), CustomWare, Inc., a California corporation ("CustomWare"), and with respect to Section 11 only, Gray Cary Ware & Freidenrich, a Professional Corporation ("Escrow Agent").

                                    RECITAL
                                    -------

     WHEREAS, subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Certificate of Merger attached hereto as Exhibit A
                                                                       ---------
("Certificate of Merger"), the Boards of Directors of Visigenic and CustomWare deem it advisable and in the best interests of each corporation and its respective stockholders that CustomWare merge with and into Visigenic (the "Merger"), pursuant to which all of the outstanding shares of common stock of CustomWare ("CustomWare Stock") will be converted into shares of common stock of Visigenic ("Visigenic Common Stock").

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

     1.   Certain Definitions.
          -------------------

          1.1 "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

          1.2 "Commission" shall mean the United States Securities and Exchange Commission.

          1.3 "CustomWare Products" shall mean all versions and implementations of any product which has been or is being marketed by CustomWare or currently is under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related thereto.

          1.4 "CustomWare Shares" shall mean the shares of CustomWare capital stock issued and outstanding at the effective time of the Merger, other than the Dissenting Shares.

          1.5 "Dissenting Shares" shall mean those shares held by holders who perfect their appraisal rights under the laws of California with respect thereto.

          1.6 "Securities" shall mean the CustomWare Shares and the Dissenting Shares.

          1.7 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          1.8 "Shareholder" shall mean Salil Deshpande, the sole shareholder of all of the CustomWare Stock.

          1.9 "Transaction Documents" shall mean all documents or agreements required to be delivered by any party hereunder, including the Certificate of Merger.

     2.   Plan of Reorganization.
          ----------------------

          2.1  The Merger.  Subject to the terms and conditions of this
               ----------
Agreement and the Certificate of Merger, CustomWare shall be merged with and into Visigenic in accordance with the applicable provisions of the laws of the State of California and the State of Delaware, and with the terms and conditions of this Agreement and the Certificate of Merger, so that:

               (a) At the Effective Time (as defined in Section 2.7 below), CustomWare shall be merged with and into Visigenic. As a result of the Merger, the separate corporate existence of CustomWare shall cease and Visigenic shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of CustomWare in accordance with the laws of California and Delaware.

               (b) The Certificate of Incorporation and Bylaws of Visigenic in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation after the Effective Time, unless and until further amended as provided by law.

               (c) The directors and officers of Visigenic immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of Visigenic.

          2.2  Conversion of Shares.  Each share of CustomWare Stock, issued and
               --------------------
outstanding immediately prior to the Effective Time, will, by virtue of the Merger and at the Effective Time, and without further action on the part of the Shareholder, be converted into that number of share(s) of fully paid and nonassessable of Visigenic Common Stock determined by dividing 125,000 by the sum of (i) all outstanding shares of common stock of CustomWare and (ii) all outstanding securities of CustomWare that are, directly or indirectly, convertible into or exchangeable or exercisable for, shares of CustomWare's common stock, expressed as if converted, exchanged and exercised in full.

          2.3  Fractional Shares.  No fractional shares of Visigenic Common
               -----------------
Stock will be issued in connection with the Merger, but in lieu thereof, in the event the Shareholder is entitled to receive a fraction of a share of Visigenic Common Stock, he will receive from Visigenic, promptly after the Effective Time, an amount of cash equal to the closing price of one share of Visigenic Common Stock (as quoted on the NNM) as reported in The Wall Street Journal) on the date of this Agreement multiplied by the fraction of a share of Visigenic Common Stock to which the Shareholder would otherwise be entitled.

          2.4  Escrow Fund.  At the Effective Time, certificates representing
               -----------
ten percent (10%) of the shares of the Visigenic Common Stock issued to the Shareholder in the Merger shall be deposited in escrow (the "CustomWare Escrow Shares") with the Escrow Agent. The CustomWare Escrow Shares shall be held as collateral for CustomWare's indemnification obligations under Section 11 herein.

          2.5  Appraisal Rights.  If holders of CustomWare Stock are entitled to
               ----------------
appraisal rights in connection with the Merger, any Dissenting Shares shall not be converted into a right to receive Visigenic Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of California. CustomWare shall give Visigenic prompt notice of any demand received by CustomWare for appraisal of CustomWare capital stock, and the Shareholder shall have the right to control all negotiations and proceedings with respect to such demand, provided that Visigenic shall have the right to participate in all such negotiations and proceedings. CustomWare agrees that, except with the prior written consent of Visigenic or as required under the General Corporation Law of the State of California (the "CGCL"), it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of the CGCL, becomes entitled to payment of the value of shares of CustomWare Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of legal obligation, after the Effective Time of the Merger, to deliver a right to receive Visigenic Common Stock to a holder of shares of CustomWare capital stock who shall have failed to make an effective demand for appraisal or shall have lost his status as a Dissenting Shareholder, Visigenic shall deliver, upon surrender by such Dissenting Shareholder of his certificate or certificates representing shares of CustomWare Stock, as applicable, the Visigenic Common Stock to which such Dissenting Shareholder is then entitled under this Section
2.5 and the Certificate of Merger.

          2.6  The Closing.  Subject to termination of this Agreement as
               -----------
provided in Section 10 below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich, A Professional Corporation, 400 Hamilton Avenue, Palo Alto, California, as soon as possible upon the satisfaction or waiver of all conditions set forth in Section 8 and Section 9 hereof (the "Closing Date"), or such other time and place as is mutually agreeable to the parties.

          2.7  Effective Time.  Simultaneously with the Closing, the Certificate
               --------------
of Merger shall be filed in the office of the Secretary of State of the State of Delaware. The Merger shall become effective immediately upon the filing of the Certificate of Merger with such office. The date and time of the effectiveness of the Merger under the laws of Delaware is the "Effective Time."

          2.8  Tax Free Reorganization.  The parties intend to adopt this
               -----------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. The Visigenic Common Stock issued in the Merger will be issued solely in exchange for the CustomWare Stock pursuant to this Agreement, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the CustomWare Stock. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by Visigenic for the CustomWare Stock. In addition, Visigenic represents now, and as of the Closing Date, that it presently intends to continue CustomWare's historic business or use a significant portion of CustomWare's business assets in a business.

          2.9  Issuance of Visigenic Common Stock; Registration on Form S-3.
               ------------------------------------------------------------
Visigenic will use its best efforts to file a registration statement on Form S-3 (or any successor form to Form S-3) to register the Visigenic Common Stock issued to the Shareholder in connection with the Merger as soon as Visigenic is entitled to use Form S-3.

          2.10 Restricted Securities.  The Visigenic Common Stock will be
               ---------------------
subject to restrictions imposed by (a) applicable federal and state securities laws and (b) the terms of a lockup agreement to be entered into between Visigenic and the Shareholder regarding any sale or transfer of the Visigenic Common Stock. In addition, certificates representing the CustomWare Escrow Shares will bear a legend describing that such shares are subject to the terms of Section 11 herein.

          2.11 Surrender of Certificates.
               -------------------------

               (a) Exchange Agent.  The First National Bank of Boston shall act
                   --------------
as exchange agent (the "Exchange Agent") in the Merger.

               (b) Visigenic to Provide Common Stock and Cash.  Promptly after
                   ------------------------------------------
the Effective Time, Visigenic shall make available to the Exchange Agent for exchange in accordance with this Section 2, through such reasonable procedures as Visigenic may adopt, (i) the shares of Visigenic Common Stock issuable pursuant to Section 2.2 in exchange for shares of CustomWare Stock outstanding immediately prior to the Effective Time less the number of shares of Visigenic Common Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Section 11.6 and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 2.3.

               (c) Exchange Procedures. Promptly after the Effective Time, Visigenic shall cause to be mailed to the Shareholder, whose shares were converted into the right to receive shares of Visigenic Common Stock (and cash in lieu of fractional shares) pursuant to Section 2.3, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing Shareholder's shares of CustomWare Stock (the "Certificates") shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Visigenic may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Visigenic Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Visigenic, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Shareholder shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Visigenic Common Stock less the CustomWare Escrow Shares to be deposited in the escrow fund on such holder's behalf pursuant to Section 11.6 hereof and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.3, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of CustomWare Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Visigenic Common Stock into which such shares of CustomWare Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.3. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section
11.6 hereof, Visigenic shall cause to be distributed to the Escrow Agent (as defined in Section 11.6 hereof) a certificate or certificates representing ten percent (10%) of the shares of Visigenic Common Stock to be issued in connection with the Merger which shall be registered in the name of the Escrow Agent as nominee for the Shareholder pursuant to this Section 2.11. Such shares shall be beneficially owned by such Shareholder and shall be held in escrow and shall be available to compensate Visigenic for certain damages as provided in Section
11.6. To the extent not used for such purposes, such shares shall be released, all as provided in Section 11.6 hereof.

               (d) Distributions With Respect to Unexchanged Shares.  No
                   ------------------------------------------------
dividends or other distributions with respect to Visigenic Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Visigenic Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Visigenic Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 2.11)) with respect to such shares of Visigenic Common Stock.

               (e) Transfers of Ownership.  If any certificate for shares of
                   ----------------------
Visigenic Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Visigenic or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Visigenic Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Visigenic or any agent designated by it that such tax has been paid or is not payable.

               (f) No Liability.  Notwithstanding anything to the contrary in
                   ------------
this Section 2.11, none of the Exchange Agent, Visigenic or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (g) Dissenting Shares.  The provisions of this Section 2.11 shall
                   -----------------
also apply to shares held or owned by Dissenting Shareholders that lose their status as such, except that the obligations of Visigenic under this Section 2.11 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Visigenic Common Stock to which such holder is entitled pursuant to Section 2.2 hereof.

          3.   Representations and Warranties of CustomWare.  Except as
               --------------------------------------------
otherwise set forth in the "CustomWare Disclosure Schedule" provided to Visigenic on the date hereof, CustomWare represents and warrants to Visigenic as set forth below. No fact or circumstance disclosed to Visigenic shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the CustomWare Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by CustomWare and Visigenic.

               3.1  Organization.  CustomWare is a corporation duly organized,
                    ------------
validly existing and in good standing under the laws of the State of California and has corporate power and authority to carry on its business as it is now being conducted. CustomWare is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a material adverse effect on the operations, assets or financial condition (a "Material Adverse Effect") of CustomWare. The CustomWare Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, training facilities, and any other offices or facilities of CustomWare and a true and complete list of all states in which CustomWare maintains any employees. The CustomWare Disclosure Schedule contains a true and complete list of all states in which CustomWare is duly qualified to transact business as a foreign corporation. True and complete copies of CustomWare's Articles of Incorporation and Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to Visigenic or its representatives.

               3.2  Capitalization.
                    --------------

                    (a) The authorized capital of CustomWare consists, or will consist prior to the Closing, of 10,000 shares of common stock, of which 1,000 shares are issued and outstanding.

                    (b) The CustomWare Disclosure Schedule accurately describes the vesting schedules associated with such CustomWare Common Stock.

          (c) CustomWare does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any of CustomWare's capital stock or other securities.

          (d) All of the issued and outstanding shares of CustomWare's capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock, and all warrants and options to purchase capital stock of CustomWare, have been issued in full compliance with all applicable federal and state securities laws. None of CustomWare's issued and outstanding shares of capital stock, or options or rights to purchase capital stock of CustomWare, is subject to repurchase or redemption rights. There have not been and are not outstanding any adjustments made or required to be made to the conversion prices set forth in CustomWare's current Articles of Incorporation. All of CustomWare's options have been issued in accordance with its current stock option plan and in accordance with all state securities laws.

          (e) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of CustomWare's capital stock.

          (f) CustomWare is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

          (g) CustomWare is not a party or subject to any agreement or understanding (and, to CustomWare's best knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

     3.3  Power, Authority and Validity.  CustomWare has the corporate
          -----------------------------
power to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of CustomWare and on the Closing Date, by the Shareholder and no other corporate proceedings on the part of CustomWare are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. CustomWare is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (a) the filing of a certificate of merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which CustomWare is qualified to do business, and (b) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to CustomWare's business, nor consent of any governmental authority, is required to be obtained on the part of CustomWare to permit the transactions contemplated herein and continue the business activities of CustomWare as previously conducted by CustomWare without material adverse change. This Agreement is, and the other Transaction Documents when executed and delivered by CustomWare shall be, the valid and binding obligations of CustomWare enforceable in accordance with their respective terms.

     3.4  Financial Statements.
          --------------------

          (a) CustomWare has delivered to Visigenic copies of CustomWare's unaudited balance sheet as of October 31, 1996, and statements of operations, shareholders' equity and cash flow for the period then-ended (the "CustomWare Unaudited Financials").

          (b) The CustomWare Unaudited Financials are complete and in accordance with the books and records of CustomWare and present fairly the financial position of CustomWare as of their historical dates. The CustomWare Unaudited Financials have not been prepared in accordance with generally accepted accounting principles ("GAAP"). Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), CustomWare does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the CustomWare Unaudited Financials are adequate in light of the contingencies with respect to which they are made.

          (c) CustomWare has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the CustomWare Unaudited Financials, except for those (i) that may have been incurred after the date of the CustomWare Unaudited Financials or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that CustomWare has not established any reserves with respect to the costs and fees associated with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the CustomWare Unaudited Financials were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

     3.5  Tax Matters.
          -----------

          (a) CustomWare has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from CustomWare have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the CustomWare Unaudited Financials are adequate and there are no tax liens on any property or assets of CustomWare. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

          (b) All taxes which CustomWare has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

          (c) CustomWare is not a party to any tax-sharing agreement or similar arrangement with any other party.

          (d) At no time has CustomWare been included in the federal consolidated income tax return of any affiliated group of corporations.

          (e) No payment which CustomWare is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code.

          (f) CustomWare is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

     3.6  Tax Free Reorganization.
          -----------------------

          (a) Neither CustomWare nor, to the best of its knowledge, the Shareholder has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

          (b) To the best of CustomWare's knowledge, there is no plan or intention by the Shareholder to sell, exchange or otherwise dispose of more than fifty percent (50%) of the shares of Visigenic Common Stock to be received in the Merger prior to the second anniversary of this Agreement. For purposes of this representation, transfers of Visigenic Common Stock by the Shareholder to CustomWare employees shall be included as dispositions.

          (c) Immediately following the Merger, Visigenic will hold at least ninety percent (90%) of the fair market value of CustomWare's net assets and at least seventy percent (70%) of the fair market value of CustomWare's gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by CustomWare to pay merger expenses and all redemptions and distributions (except for regular, normal dividends) made by CustomWare will be included as assets of CustomWare immediately prior to the Merger.

          (d) CustomWare is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

     3.7  Absence of Certain Changes or Events.  Since October 31, 1996,
          ------------------------------------
CustomWare has not:

          (a) suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet (with any balance sheet subsequent to the CustomWare Unaudited Financials prepared in accordance with GAAP), and including, but not limited to, cash distributions or material decreases in the net assets of CustomWare;

          (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business;

          (c) granted or agreed to make any increase in the compensation payable or to become payable by CustomWare to its officers or employees, except those occurring in the ordinary course of business;

          (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of CustomWare or declared any direct or indirect redemption, retirement, purchase or other acquisition by CustomWare of such shares;

          (e) issued any shares of capital stock of CustomWare or any warrants, rights, options or entered into any commitment relating to the shares of CustomWare;

          (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

          (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

          (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

          (i) suffered any labor dispute;

          (j) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

          (k) incurred any liabilities except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

          (l) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 3.8 hereof, other than any purchase money security interests incurred in the ordinary course of business;

          (m) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of Ten Thousand Dollars ($10,000), or in the aggregate, in excess of Twenty Five Thousand Dollars ($25,000);

          (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or shareholder or any Affiliate or associate of any of the foregoing;

          (o) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the CustomWare Disclosure Schedule; or

          (p) agreed to take any action described in Sections 2.8, 3.6, 3.7, or
4.5 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

     3.8  Title and Related Matters.  CustomWare has good and marketable
          -------------------------
title to all the properties, interests in properties and assets, real and personal, reflected in the CustomWare Unaudited Financials or acquired after the date of the CustomWare Unaudited Financials (except properties, interests in properties and assets sold or otherwise disposed of since the date of the CustomWare Unaudited Financials in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Ten Thousand Dollars ($10,000) in liabilities. The equipment of CustomWare used in the operation of its business is in good operating condition and repair. To CustomWare's best knowledge, all real or personal property leases to which CustomWare is a party are valid, binding, enforceable obligations of CustomWare effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The CustomWare Disclosure Schedule contains a description of all real and personal property leased or owned by CustomWare, identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of CustomWare's leases have been provided to Visigenic or its representatives.

     3.9  Proprietary Rights.
          ------------------

          (a) CustomWare owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of CustomWare's business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the CustomWare Products, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "CustomWare Proprietary Rights") and CustomWare has the right to transfer all such rights to Visigenic. The foregoing representation as it relates to CustomWare Third Party Technology (as hereinafter defined) is limited to CustomWare's interest pursuant to the CustomWare Third Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant CustomWare such rights to CustomWare Third Party Technology as are employed in or necessary to the business of CustomWare as conducted or proposed to be conducted. The CustomWare Disclosure Schedule contains an accurate and complete description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the CustomWare Products, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto, and (ii) a list of all licenses and other agreements with third parties (the "CustomWare Third Party Licenses") relating to any software, inventions, technology, know-how, or processes that CustomWare is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by CustomWare (such software, inventions, technology, know-how and processes are collectively referred to as the "CustomWare Third Party Technology"). All of CustomWare's trademark or trade name registrations related to the CustomWare Products and all of CustomWare's copyrights in any of the CustomWare Products are valid and in full force and effect; and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against CustomWare (and CustomWare is not aware of any claims which are likely to be asserted against CustomWare or which have been asserted against others) by any person challenging CustomWare's use, possession, manufacture, sale or distribution of CustomWare Products under any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by CustomWare (including, without limitation, the CustomWare Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the CustomWare Third Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by CustomWare of any of the CustomWare Products. To the best of CustomWare's knowledge and without any specific investigation thereof, none of the CustomWare Products nor the use or exploitation of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by CustomWare in its current business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

          (b) CustomWare has not granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the CustomWare Products or any adaptations, translations, or derivative works based on the CustomWare Products or any portion thereof. Except with respect to the rights of third parties to the Third Party Technology, no third party has any right to manufacture, reproduce, distribute, market or exploit any works or materials of which any of the CustomWare Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

          (c) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the

CustomWare Products at any stage of their development (the "CustomWare Components") were written, developed and created solely and exclusively by employees of CustomWare without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to CustomWare by means of valid and enforceable consultant confidentiality and invention assignment agreements, copies of which have been delivered to Visigenic. CustomWare has at all times used commercially reasonable efforts to treat the CustomWare Products and CustomWare Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release into the public domain.

          (d) To the best of CustomWare's knowledge, no employee of CustomWare is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with CustomWare or, to the best of CustomWare's knowledge, any other party because of the nature of the business conducted by CustomWare or proposed to be conducted by CustomWare.

          (e) Each person presently or previously employed by CustomWare (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Visigenic or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of CustomWare and such person, enforceable in accordance with their respective terms. To the best of CustomWare's knowledge, neither the execution or delivery of such agreements, nor the carrying on of CustomWare's business as employees by such persons, nor the conduct of CustomWare's business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

          (f) No product liability or warranty claims which individually or in the aggregate could exceed Ten Thousand Dollars ($10,000) have been communicated to or threatened against CustomWare nor, to the best of CustomWare's knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim. To the best knowledge of CustomWare, the CustomWare Disclosure Schedule sets forth all material defects known to CustomWare in the CustomWare Products.

     3.10 Employee Benefit Plans.  There is no unfunded prior service cost
          ----------------------
with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by CustomWare. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by CustomWare conforms to all applicable requirements of the Employees Retirement Income Security Act of 1974. The CustomWare Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

     3.11 Bank Accounts.  The CustomWare Disclosure Schedule sets forth the
          -------------
names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which CustomWare maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     3.12 Contracts.
          ---------

          (a) CustomWare has no agreements, contracts or commitments that provide for the sale, licensing or distribution by CustomWare of any of its products, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business. True and correct copies of each document or instrument described in the CustomWare Disclosure Schedule pursuant to this Section 31.2 have been made available to Visigenic or its representatives.

          (b) CustomWare has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to CustomWare of more than Twenty Five Thousand Dollars ($25,000). True and correct copies of each document or instrument set forth in the CustomWare Disclosure Schedule pursuant to this Section 31.2 have been made available to Visigenic or its representatives.

          (c) Without limiting the provisions of Section 3.9 and except for any agreements with Visigenic, CustomWare has not granted to any third party (including, without limitation, OEMs and site license customers) any rights to reproduce or manufacture any of the CustomWare Products, nor has CustomWare granted to any third party any exclusive rights of any kind with respect to any of the CustomWare Products, including, without limitation, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the CustomWare Products, nor has CustomWare granted any third party any right to market any of the CustomWare Products under any "private label" or "OEM" arrangements pursuant to which CustomWare is not identified as the source of such goods. True and correct copies of each document or instrument listed on the CustomWare Disclosure Schedule pursuant to this Section 3.12(c) have been made available to Visigenic or its representatives.

          (d) CustomWare has no purchase agreement, contract or commitment that calls for fixed and/or contingent payments by CustomWare that are in excess of the normal, ordinary and usual requirements of business.

          (e) There is no outstanding sales contract, commitment or proposal (including, without limitation, porting and development projects) of CustomWare that is currently expected to result in any loss to CustomWare (before allocation of overhead and administrative costs) upon completion or performance thereof.

          (f) CustomWare has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

          (g) CustomWare has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on no more than thirty
(30) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

          (h) CustomWare has no currently effective collective bargaining or union agreements, contracts or commitments.

          (i) CustomWare is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

          (j) CustomWare is under no liability or obligation, and no such outstanding claim has been made, with respect to the return to CustomWare of inventory or merchandise in the possession of wholesalers, distributors, retailers, or other customers, except such liabilities, obligations and claims as, in the aggregate, do not exceed Twenty Five Thousand Dollars ($25,000).

          (k) CustomWare has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

          (l) CustomWare has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by CustomWare of any sum not reflected in the CustomWare Unaudited Financials.

          (m) All material contracts, agreements and instruments to which CustomWare is a party are valid, binding, in full force and effect, and enforceable by CustomWare in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. CustomWare has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

          (n) The CustomWare Disclosure Schedule lists all material agreements pursuant to which CustomWare has agreed to manufacture for or supply to any third party any CustomWare Products or components thereto. True and correct copies of each document or instrument listed on the CustomWare Disclosure Schedule pursuant to this Section 3.12(n) have been provided to Visigenic or its representatives. The CustomWare Disclosure Schedule also lists each vendor who manufactures for or supplies to CustomWare any material product or component included in the CustomWare Products or is the sole source for any product or component included in the CustomWare Products.

          (o) CustomWare is not in default under or in breach or violation of, nor, to the best of CustomWare's knowledge, is there any valid basis for any claim of default by CustomWare under, or breach or violation by CustomWare of, any contract, commitment or restriction to which CustomWare is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect. To the best of CustomWare's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which CustomWare is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on the operations, assets, financial condition or prospects of CustomWare.

          (p) All agreements, contracts and commitments (the "Material Contracts") listed or described in the CustomWare Disclosure Schedule pursuant to this Section 3.12 are assumable, or will otherwise be the property of, the Surviving Corporation following the Merger without further action by the Surviving Corporation or Visigenic. If any of the Material Contracts are not assumable by or will not be the property of, the Surviving Corporation following the Merger, then CustomWare has described in the CustomWare Disclosure Schedule such actions as is necessary for assumption of the Material Contract by the Surviving Corporation.

     3.13 Orders, Commitments and Returns.  All accepted and unfilled
          -------------------------------
orders entered into by CustomWare for the sale, license, or lease or other disposition by CustomWare of its products, and all agreements, contracts, or commitments for the purchase of supplies by CustomWare, were made in the ordinary course of business. No outstanding purchase or outstanding lease commitment of CustomWare is in excess of the normal, ordinary and usual requirements of its business or was made at any price (on both a per unit and aggregate basis) materially in excess of the current market price at the time made, or contains terms and conditions materially more onerous to CustomWare than those usual and customary in the industry.

     3.14 Compliance With Law.  CustomWare is in compliance with all
          -------------------
applicable laws and regulations except where such failure would not have a Material Adverse Effect. Neither CustomWare nor, to the best of CustomWare's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. CustomWare has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. CustomWare has complied at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products.

     3.15 Labor Difficulties; No Discrimination.
          -------------------------------------

          (a) CustomWare is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

          (b) There is no unfair labor practice complaint against CustomWare actually pending or to CustomWare's best knowledge threatened before the National Labor Relations Board.

          (c) There is no strike, labor dispute, slowdown, or stoppage actually pending or to CustomWare's best knowledge, threatened against CustomWare.

          (d) No union representation question exists respecting the employees of CustomWare and, to CustomWare's best knowledge, no union organizing activities are taking place.

          (e) No grievance that might have an adverse effect on CustomWare or the conduct of its business, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to CustomWare's best knowledge, no claims therefor exist.

          (f) No collective bargaining agreement that is binding on CustomWare restricts it from relocating or closing any of its operations.

          (g) CustomWare has not experienced any material work stoppage or other material labor difficulty.

          (h) There is and has been no claim against CustomWare based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor, to CustomWare's best knowledge, is there any basis for any such claim.

     3.16 Trade Regulation.  CustomWare has not terminated its relationship
          ----------------
with or refused to ship CustomWare Products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay CustomWare in excess of Ten Thousand Dollars ($10,000) over any consecutive twelve (12) month period. All of the prices charged by CustomWare in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or, to the best of CustomWare's knowledge, threatened against CustomWare with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and no specific situation, set of facts, or occurrence provides any basis for any such claim.

     3.17 Insider Transactions.  No Affiliate of CustomWare has any
          --------------------
interest in (i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of CustomWare, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of CustomWare; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the NNM.

          3.18 Employees, Independent Contractors and Consultants.  The
               --------------------------------------------------
CustomWare Disclosure Schedule lists and describes all currently effective consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which CustomWare is a party. True and correct copies of all such written agreements have been provided to Visigenic or its representatives. All salaries and wages paid by CustomWare are in compliance with applicable federal, state and local laws. CustomWare shall disclose in writing to Visigenic the annual rate of compensation, including bonuses and other payments of any kind of all employees. CustomWare's aggregate accrued vacation and severance pay as of October 31, 1996, was approximately Eighteen Thousand One Hundred Seventy Three Dollars ($18,173).

          3.19 Insurance.  The CustomWare Disclosure Schedule contains a list of
               ---------
the principal policies of fire, liability and other forms of insurance held by CustomWare.

          3.20 Litigation.  There are no suits, actions or proceedings pending
               ----------
or, to CustomWare's best knowledge, threatened against or affecting CustomWare or which questions or challenges the validity of this Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against CustomWare.

          3.21 Governmental Authorizations and Regulations.  All licenses,
               -------------------------------------------
franchises, permits and other governmental authorizations held by CustomWare and material to its business are valid and sufficient for the business presently carried on by CustomWare. The business of CustomWare is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect on the operations, assets or financial condition of CustomWare.

          3.22 Subsidiaries.  CustomWare has no subsidiaries.  CustomWare does
               ------------
not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and CustomWare does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

          3.23 Compliance with Environmental Requirements.
               ------------------------------------------

               (a) As of the date hereof, to the best knowledge of CustomWare, no underground storage tanks are present under any property that CustomWare has at any time owned, operated, occupied or leased. As of the date hereof, except as set forth in the CustomWare Disclosure Schedule, no Material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), are present as a result of the actions of CustomWare, or any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that CustomWare has at any time owned, operated, occupied or leased.

               (b) At no time has CustomWare transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has CustomWare disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) CustomWare currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its Hazardous Material Activities and other businesses of CustomWare as such activities and businesses are currently being conducted, the absence of which would be reasonably likely to result in fines to CustomWare in excess of Five Thousand Dollars ($5,000).

               (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the best knowledge of CustomWare, threatened concerning any Environmental Permit or any Hazardous Material Activity of CustomWare. CustomWare is not aware of any fact or circumstance which could involve CustomWare in any environmental litigation or impose upon CustomWare any environmental liability which would be reasonably likely to exceed Five Thousand Dollars ($5,000).

          3.24 Corporate Documents.  CustomWare has furnished to Visigenic for
               -------------------
its examination: (i) copies of its Articles of Incorporation and Bylaws; (ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to CustomWare, or any securities of CustomWare, and all applications for such permits, orders, and consents; and
(iv) the stock transfer books of CustomWare setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of CustomWare are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

          3.25 No Brokers.  Neither CustomWare nor, to the best of CustomWare's
               ----------
knowledge, any CustomWare shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

          3.26 Disclosure.  No statements by CustomWare contained in this
               ----------
Agreement and the Exhibits attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     4.   Representations and Warranties of Visigenic.  Except as otherwise set
          -------------------------------------------
forth in the "Visigenic Disclosure Schedule" provided to CustomWare on the date hereof, Visigenic represents and warrants to CustomWare as set forth below. No fact or circumstance disclosed to CustomWare shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Visigenic Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by Visigenic and CustomWare.

          4.1  Organization.  Visigenic is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to carry on its businesses as it is now being conducted. Visigenic is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on Visigenic. The Visigenic Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of Visigenic and a true and complete list of all states in which Visigenic maintains any employees. The Visigenic Disclosure Schedule contains a true and complete list of all states in which Visigenic is duly qualified to transact business as a foreign corporation. True and complete copies of Visigenic's Certificate of Incorporation, and its Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to CustomWare or its representatives.

          4.2  Capitalization.
               --------------

               (a) The authorized capital of Visigenic consists of 2,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock"), and 50,000,000 shares of common stock, $.001 par value ("Common Stock"). As of November 29, 1996, (i) 12,574,589 shares of Visigenic Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; and (ii) an aggregate of 3,350,000 shares of Visigenic Common Stock were reserved for issuance pursuant to stock options granted and outstanding under the Visigenic 1995 Stock Option Plan, the Visigenic 1996 Outside Director Stock Option Plan, the Visigenic 1996 Employee Stock Purchase Plan and the Visigenic Executive Performance Incentive Plan.

               (b) Visigenic does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any of Visigenic's capital stock or other securities. Except for stock options granted or exercised since November 29, 1996, Visigenic does not have any other shares of its capital stock issued or outstanding and does not have any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating Visigenic to issue shares of its capital stock or other securities.

               (c) All of the issued and outstanding shares of Visigenic's capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock, and all warrants and options to purchase capital stock of Visigenic have been issued in full compliance with all applicable federal and state securities laws. None of Visigenic's issued and outstanding shares of capital stock, or options or rights to purchase capital stock of Visigenic, is subject to repurchase or redemption rights. There have not been and are not outstanding any adjustments made or required to be made to the conversion prices set forth in Visigenic's current Certificate of Incorporation. All of Visigenic's options have been issued in accordance with its current stock option plan and in accordance with all state securities laws.

               (d) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of Visigenic's capital stock.

               (e) Visigenic is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

               (f) Visigenic is not a party or subject to any agreement or understanding (and, to the best of Visigenic's knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

          4.3  Power, Authority and Validity.  Visigenic has the corporate power
               -----------------------------
to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Visigenic, and, on the Closing Date, by the stockholders of Visigenic, and no other corporate proceedings on the part of Visigenic are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. Visigenic is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with their executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of a certificate of merger with the Secretary of State of the State of Delaware, and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to Visigenic's business, nor consent of any governmental authority, is required to be obtained on the part of Visigenic to permit the transactions contemplated herein and continue the business activities of Visigenic as previously conducted by Visigenic without material adverse change. This Agreement is, and the other Transaction Documents when executed and delivered by Visigenic shall be, the valid and binding obligations of Visigenic enforceable in accordance with their respective terms.

          4.4  Commission Filings; Financial Statements.
               ----------------------------------------

               (a) Visigenic has filed all forms, reports and documents required to be filed by Visigenic with the Commission since August 8, 1996 (collectively, the "Visigenic Commission Reports") and has made such Visigenic Commission Reports available to CustomWare. The Visigenic Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Visigenic Commission Reports or necessary in order to make the statements in such Visigenic Commission Reports, in the light of the circumstances under which they were made, not misleading.

               (b) Each of the financial statements (including, in each case, any related notes) contained in the Visigenic Commission Reports, including any Visigenic Commission Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the Commission) and fairly presented or will present the financial position of Visigenic as at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited year-end financial statement of Visigenic as of March 31, 1996 and the unaudited interim financial statements for the quarter ended September 30, 1996 are referred to herein as the "Visigenic Financial Statements." The date of the Visigenic Financial Statements shall be the date of the latest interim balance sheet contained therein, unless otherwise specified.

               (c) Visigenic has heretofore furnished or made available to CustomWare a complete and correct copy of any amendments or modifications which have not yet been filed with the Commission but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Visigenic with the Commission pursuant to the Securities Act or the Exchange Act.

          4.5  Tax Free Reorganization.
               -----------------------

               (a) Neither Visigenic nor, to the best of its knowledge, any Visigenic stockholder has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code.

               (b) Visigenic is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

          4.6  No Undisclosed Liabilities.  Visigenic does not have any
               --------------------------
liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Visigenic other than (i) liabilities reflected in the Visigenic's financial statements, (ii) liabilities specifically described in this Agreement or the Visigenic Disclosure Schedule, and (iii) normal or recurring liabilities incurred since the date of Visigenic's financial statements in the ordinary course of business consistent with past practices.

     5.   Preclosing Covenants.
          --------------------

          5.1  Material Consents.  CustomWare shall exert reasonable, good faith
               -----------------
commercial efforts to obtain any and all consents necessary for the assumption of the Material Contracts by Visigenic concurrent with the Merger as described in the Disclosure Schedule pursuant to Section 31.2 (the "Material Consents").

          5.2  Employment Agreements, Other Commitments Terminated.  Prior to
               ---------------------------------------------------
the Closing, all employment agreements to which CustomWare is a party shall be reviewed by CustomWare and Visigenic and, as agreed between them, either terminated prior to the Closing, or assumed by Visigenic at the Closing, with such modifications as may be acceptable to CustomWare, Visigenic and the employee party to such agreement. As of the Closing, any obligation of CustomWare to issue options, stock or warrants to any employee or consultant of CustomWare to whom such options, stock or warrants have been offered or promised shall have been fulfilled to the mutual satisfaction of Visigenic and CustomWare.

          5.3  Advice of Changes.
               -----------------

               (a) CustomWare will promptly advise Visigenic in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of CustomWare contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in CustomWare's business, taken as a whole.

               (b) Visigenic will promptly advise CustomWare in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Visigenic contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in Visigenic's business, taken as a whole.

          5.4  Conduct of Business.  Until the Closing, CustomWare will continue
               -------------------
to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of Visigenic:

               (a) borrow any money which borrowings exceed in the aggregate Ten Thousand Dollars ($10,000);

               (b) incur or commit to incur any capital expenditures in excess of Ten Thousand Dollars ($10,000) in the aggregate;

               (c) lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of CustomWare (including sales or transfers to Affiliates of CustomWare), except for sales of inventory in the usual and ordinary course of business;

               (d) dispose of any of its assets, except inventory in the regular and ordinary course of business;

               (e) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

               (f) pay any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses (other than amounts not in excess of normal payments made on a regular basis);

               (g)  change accounting methods;

               (h) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

               (i) amend or terminate any contract, agreement or license to which it is a party except in the ordinary course of business;

               (j) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

               (k) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, other than stock options granted as part of existing stock option program or pursuant to any recapitalization plan disclosed to and approved by Visigenic in its discretion (a "Recapitalization Plan");

               (l) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

               (m) amend its Articles of Incorporation or Bylaws except as necessary to carry out a Recapitalization Plan;

               (n) make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of CustomWare or Visigenic;

               (o) do anything that would cause there to be material adverse changes in its Financial Statements (with such Financial Statements analyzed as if it had been prepared according to GAAP, and including but not limited to cash distributions or material decreases in the net assets of CustomWare or Visigenic), except as would occur in the ordinary course of CustomWare's or

Visigenic's business, between the date of the CustomWare Unaudited Financials or the Visigenic Financial Statements, respectively, and the Closing Date; or

               (p) agree to do any of the things described in the preceding clauses Section 5.4(a) through (p).

     6.   Additional Covenants.
          --------------------

          6.1  No Public Announcement.  Visigenic and CustomWare shall consult
               ----------------------
with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or the requirements of the NNM.

          6.2  Other Negotiations.  Between the date hereof and the Closing, or
               ------------------
such earlier date as Visigenic and CustomWare mutually agree to discontinue discussions of the Merger (the "Expiration Date"), neither Visigenic nor CustomWare will take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than discussions pursuant to this Agreement) regarding any acquisition, any merger or consolidation with or involving CustomWare, or any acquisition of any material portion of the stock or assets. CustomWare and Visigenic agree that any such negotiations in progress as of the date hereof will be terminated or suspended during such period.

          6.3  Due Diligence, Investigation, and Audits.  At such time prior to
               ----------------------------------------
the Closing as may be reasonably requested, each party shall make available to the other party and the other party's employees, agents and representatives all information concerning the operation, business and prospects of such party as may be reasonably requested by the other party, including, without limitation, making the working papers of such party's independent certified public accountants available for inspection by the other party's independent certified public accountants. Each party will cooperate with the other party for the purpose of permitting the other party to discuss such party's business and prospects with such party's customers, creditors, suppliers and other persons having business dealings with such party. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence and will not disclose such information to third parties. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

          6.4  Regulatory Filings; Consents; Reasonable Efforts.  Subject to the
               ------------------------------------------------
terms and conditions of this Agreement, CustomWare and Visigenic shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

          6.5  Nasdaq Quotation.  Visigenic shall cause the shares of Visigenic
               ----------------
Common Stock to be issued in the Merger to be approved for quotation on the NNM, subject to official notice of issuance, prior to the Closing Date.

          6.6  Further Assurances.  Prior to and following the Closing, each
               ------------------
party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          6.7  Brokers or Finders.  Each of Visigenic and CustomWare represents,
               ------------------
as to itself and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of Visigenic and CustomWare agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

          6.8  Registration on Form S-3.
               ------------------------

               (a) As soon as practicable after Visigenic becomes eligible to file a registration statement on Form S-3 (or any successor form to Form S-3), and not more than thirty (30) days thereafter, Visigenic shall file a registration statement on Form S-3 (or any successor form to Form S-3) with respect to shares of Visigenic Common Stock issued in the Merger, including the CustomWare Escrow Shares, and any shares of Visigenic Common Stock issued as a dividend, stock split or distribution on such shares (collectively, the "Shares") (such registration statement and any successor or substitute registration statement herein the "Registration Statement"). Visigenic shall use its best efforts to cause such Registration Statement to become effective as promptly as practicable and to maintain the effectiveness of the Registration Statement (and to maintain the current status of the prospectus contained therein) for a period of ninety (90) days; provided, however, that the right of
                                           --------  -------
the Shareholder to resell the Shares pursuant to the Registration Statement shall be suspended, unless otherwise agreed by Visigenic, whenever Visigenic's "insiders," as this term is defined in Visigenic's Insider Trading Policy, are restricted from trading capital stock of Visigenic (a "Restricted Period"), provided that Visigenic has notified the Shareholder in writing of the
--------
commencement of the applicable Restricted Period, provided further that, unless
                                                  -------- -------
the Shareholder receives prior written notice from Visigenic to the contrary, the Shareholder shall be deemed to have received notice of the commencement of a Restricted Period as of the first day of the third month of each fiscal quarter of Visigenic and expiration of such Restricted Period at the commencement of the third full trading day following release of Visigenic's financial results for such fiscal quarter (or results for the fiscal year in the case of the fourth fiscal quarter of each year). Visigenic shall have the affirmative right to suspend the effectiveness of the Registration Statement during any and all Restricted Periods in accordance with this subsection 6.8. Visigenic will provide written notice to the Shareholder promptly after the applicable Restricted Period expires. It shall be a condition precedent to the right of the Shareholder to sell Shares under the Registration Statement that the Shareholder shall have furnished to Visigenic such information regarding himself, the Visigenic Common Stock held by him and the intended method of distribution of such securities as shall be required to be included in the Registration Statement with respect to such Shares. Visigenic shall provide the Shareholder with copies of each Registration Statement, each amendment or supplement thereto, and the prospectus contained therein (as amended and or supplemented) in such numbers as the Shareholder may reasonably request.

               (b) Visigenic shall indemnify and hold harmless the Shareholder against any losses, claims, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, to which he may be subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement (or alleged untrue statement) of any material fact contained in the Registration Statement or the prospectus contained therein, or
(B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation by Visigenic of the Securities Act or any blue sky law or any other statute or common law, or any rule or regulation promulgated under the Securities Act or any blue sky law or any other law, applicable to Visigenic in connection with the filing of the Registration Statement and the prospectus contained therein, and shall reimburse each such person entitled to indemnification under this Section 6.8 for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Visigenic shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement (or alleged untrue statement unless it is ultimately determined that such alleged untrue statement is not actionable) or omission (or alleged omission unless it is ultimately determined that such alleged omission is not actionable) made in the Registration Statement or the prospectus contained therein in reliance upon and in conformity with written information furnished to Visigenic by such person, specifically for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the person seeking indemnification and shall survive transfer of the underlying securities by the Shareholder.

          (c) The Shareholder agrees to indemnify Visigenic against any losses, claims, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, joint or several, to which any of them may become subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) of any material fact contained in the Registration Statement, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in the Registration Statement or the prospectus in reliance upon and in conformity with written information furnished to Visigenic by the Shareholder specifically for use therein, and to reimburse such persons for any legal or other expense reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action, provided that the Shareholder's total liability under any indemnity given pursuant to this Section 6.8 shall not exceed the gross proceeds received by the Shareholder from the sale of stock pursuant to the registration. The indemnification provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the person seeking indemnification and shall survive transfer of the underlying securities by the Shareholder.

          (d) Notice of Claim.  Each party entitled to indemnification under
              ---------------
this Section 6.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notification of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefor, provided that the Indemnified Party may participate in such defense at the Indemnified party's expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.8, except to the extent the Indemnifying Party can show it was damaged by a failure or unreasonable delay in giving such notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

     7.   Closing Matters.
          ---------------

          7.1  Filing of Certificate of Merger.  On the date of the Closing, but
               -------------------------------
not prior to the Closing, the Certificate of Merger shall be filed with the offices of the Secretary of State of the State of Delaware and the merger of CustomWare with and into Visigenic shall be consummated.

          7.2  Approvals.  All authorizations, consents, orders or approvals of,
               ---------
or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity the failure of which to obtain would be reasonably likely to have a Material Adverse Effect on CustomWare or Visigenic shall have been filed, occurred or been obtained.

          7.3  Security Law Compliance.  Visigenic and CustomWare shall have
               -----------------------
agreed to register the Visigenic Common Stock issued in connection with the Merger as provided for in Section 6.8.

          7.4  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Visigenic's conduct or operation of the business of Visigenic after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic governmental entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

          7.5  Blue Sky Laws.  Visigenic shall have received all state
               -------------
securities or "blue sky" permits and other authorizations necessary to issue shares of Visigenic Common Stock pursuant to the Merger.

          7.6  Delivery of Documents.  At the Closing, the parties shall deliver
               ---------------------
the documents, and shall perform the acts, which are set forth in Section 8 and
Section 9, as specified in such Sections, including delivery of the counterpart signature pages of the Transaction Documents executed by CustomWare and/or Visigenic, as the case may be. All documents which CustomWare shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to Visigenic. All documents which Visigenic shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to CustomWare.

     8.   Conditions to CustomWare's Obligations.  CustomWare's obligations to
          --------------------------------------
close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by CustomWare, but only in a writing signed by CustomWare):

          8.1  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of Visigenic set forth in Section 4 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing, and CustomWare shall receive a certificate to such effect from an officer of Visigenic.

          8.2  Covenants.  Visigenic shall have performed and complied with all
               ---------
of its covenants contained in Sections 5 and 6 on or before the Closing, and CustomWare shall receive a certificate from Visigenic to such effect signed by an officer of Visigenic.

          8.3  No Litigation.  No litigation or proceeding shall be threatened
               -------------
or pending against Visigenic with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and CustomWare shall receive a certificate to such effect signed by an officer of Visigenic.

          8.4  Authorizations.  CustomWare shall have received from Visigenic
               --------------
written evidence that the execution, delivery and performance of Visigenic's obligations under this Agreement and the Certificate of Merger have been duly and validly approved and authorized by the Board of Directors of Visigenic.

          8.5  Government Consents.  There shall have been obtained at or prior
               -------------------
to the date of Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

          8.6  Bonus Agreement.  Shareholder and Visigenic shall have entered
               ---------------
into a Bonus Agreement.

          8.7  No Adverse Development.  There shall not have been any material
               ----------------------
adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of Visigenic since the date of this Agreement.

          8.8  Date of Closing.  The Closing shall have occurred not later than
               ---------------
December 3, 1996, or such later date as the parties may mutually agree.

          8.9  Opinion of Visigenic's Counsel.  At the Closing, CustomWare shall
               ------------------------------
have received from counsel to Visigenic, an opinion dated the Closing Date in form and substance satisfactory to CustomWare.

          8.10 Filing of Certificate of Merger.  As of the Closing, the
               -------------------------------
Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

     9.   Conditions to Visigenic's Obligations.  The obligations of Visigenic
          -------------------------------------
are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Visigenic, but only in a writing signed by Visigenic):

          9.1  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of CustomWare contained in Section 3 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing, and Visigenic shall receive a certificate from CustomWare to such effect with respect to the representations and warranties of CustomWare executed by the President of CustomWare.

          9.2  Covenants.  CustomWare shall have performed and complied with all
               ---------
of its covenants contained in Sections 5 and 6 on or before the Closing, and Visigenic shall receive a certificate from CustomWare to such effect signed by the President of CustomWare.

          9.3  No Litigation.  No litigation or proceeding shall be threatened
               -------------
or pending against CustomWare for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which would have a Material Adverse Effect on the business, liabilities, income, property, operations or prospects of CustomWare subsequent to the Closing (and no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator shall be outstanding against CustomWare) and Visigenic shall receive a certificate from CustomWare to such effect signed by the President of CustomWare.

          9.4  Authorizations.  Visigenic shall have received from CustomWare
               --------------
written evidence that the execution, delivery and performance of this Agreement and the Certificate of Merger have been duly and validly approved and authorized by its Board of Directors and by the Shareholder.

Visigenic shall have received a certificate from CustomWare to such effect signed by the President of CustomWare.

          9.5  Required Consents.  Visigenic shall have received all written
               -----------------
consents, assignments, waivers, authorizations or other certificates (including Material Consents) reasonably deemed necessary by Visigenic's legal counsel to provide for the continuation in full force and effect or assignment or termination of any and all contracts and leases of CustomWare.

          9.6  Government Consents.  There shall have been obtained at or prior
               -------------------
to the date of the Closing such permits or authorizations and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

          9.7  Due Diligence.  The results of Visigenic's business, technology,
               -------------
legal and accounting due diligence with respect to CustomWare shall have been satisfactory to Visigenic, in the reasonable exercise of Visigenic's discretion.

          9.8  Bonus Agreement.  Shareholder and Visigenic shall have entered
               ---------------
into a Bonus Agreement.

          9.9  Lockup Agreement.  The Shareholder shall have entered into a
               ----------------
lockup agreement with the Company, a form of which is attached hereto as Exhibit
                                                                         -------
B.
-

          9.10 Non-Compete and Non-Solicitation Agreement.  The Shareholder
               ------------------------------------------
shall have entered into a Non-Compete and Non-Solicitation Agreement with the Company.

          9.11 Offers of Employment Accepted.  Current employees of CustomWare,
               -----------------------------
designated by Visigenic to be the Shareholder and Mr. Sharp and Mr. Edwards, shall have accepted offers to be employed by Visigenic after the Merger.

          9.12 Transfer of Automobile.  CustomWare shall have transferred the
               ----------------------
Lexus automobile used by the Shareholder to the Shareholder.

          9.13 No Adverse Development.  There shall not have been any material
               ----------------------
adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of CustomWare since the date of this Agreement.

          9.14 Date of Closing.  The Closing shall have occurred not later than
               ---------------
December 3, 1996, or such later date as the parties may mutually agree.

          9.15 Opinion of CustomWare's Counsel.  At the Closing, Visigenic shall
               -------------------------------
have received from counsel to CustomWare, an opinion dated the Closing Date in form and substance satisfactory to Visigenic.

          9.16 Litigation; Violation of Law.  As of the Closing, (i) no
               ----------------------------
litigation or proceeding shall be threatened or pending against Visigenic for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement and (ii) the consummation of the transactions contemplated by this Agreement shall not result in a material violation of any applicable federal or state law or regulation.

          9.17 Filing of Certificate of Merger.  As of the Closing, the
               -------------------------------
Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

     10.  Termination of Agreement.
          ------------------------

          10.1 Termination.  This Agreement may be terminated at any time prior
               -----------
to the Closing by the mutual written consent of each of the parties hereto. This Agreement may also be terminated and abandoned:

               (a) By Visigenic if any of the conditions precedent to Visigenic's obligations to effect the Merger specified in Section 9 hereof, shall not have been fulfilled at and as of the Closing.

               (b) By CustomWare if any of the conditions precedent to CustomWare's obligations to effect the Merger, specified in Section 8 hereof, shall not have been fulfilled at and as of the Closing.

               (c) By either CustomWare or Visigenic, if the Merger is not effected by December 3, 1996.

               (d) By mutual written consent of Visigenic or CustomWare; or

               (e) By either Visigenic or CustomWare, if a court of competent jurisdiction or other governmental entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

     Any termination of this Agreement under this Section 10.1 shall be effected by the delivery of written notice of the terminating party to the other parties hereto.

          10.2 Liability for Termination.  Any termination of this Agreement
               -------------------------
pursuant to this Section 10 shall be without further obligation or liability upon any party in favor of any other party hereto; provided, that if such termination shall result from the willful failure of a party to carry out its obligations under this Agreement, then such party shall be liable for losses incurred by the other parties. The provisions of this Section 10.2 shall survive termination.

          10.3 Certain Effects of Termination.  In the event of the termination
               ------------------------------
of this Agreement by either CustomWare or Visigenic as provided in Section 10.1 hereof:

               (a) each party, if so requested by the other party, will (i) return promptly every document (other than documents publicly available) furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, or (ii) destroy such documents and cause its representatives and such other representatives to destroy such documents, and such party shall deliver a certificate executed by its president or vice president stating to such effect.

          10.4 Remedies.  No party shall be limited to the termination right
               --------
granted in Section 10.1 hereto by reason of the nonfulfillment of any condition to such party's closing obligations but may, in the alternative, elect to do one of the following:

               (a) proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the transactions contemplated hereby shall be deemed a waiver of any misrepresentation or breach of warranty or covenant and of any party's rights and remedies with respect thereto to the extent that the other party shall have actual knowledge of such misrepresentation or breach and the Closing shall nonetheless take place; or

               (b) decline to close, terminate this Agreement as provided in
Section 10.1 hereof, and thereafter seek damages to the extent permitted in
Section 10.5 hereof.

          10.5 Right to Damages.  If this Agreement is terminated pursuant to
               ----------------
Section 10.1 hereof, neither party hereto shall have any claim against the other except if the circumstances giving rise to such termination were caused by the other party's willful failure to comply with a material covenant set forth herein, in which event the following applies:

               (a) If CustomWare terminates this Agreement as a result of a wilful breach by Visigenic of one or more of the covenants contained in Sections 5 or 6 hereof, CustomWare and Visigenic each agrees that it would be impracticable and/or extremely difficult to fix or establish the actual damages sustained by CustomWare, and that One Hundred Thousand Dollars ($100,000.00) (the "Damages") is a reasonable approximation of such damages considering all of the circumstances existing as of the date hereof. Accordingly, in the event CustomWare terminates this Agreement by reason of Visigenic's wilful breach of the covenants contained in Sections 5 or 6 hereof, the Damages shall constitute and be deemed to be the agreed and liquidated damages of CustomWare and shall be paid by Visigenic to CustomWare as CustomWare's sole and exclusive remedy.

               (b) If Visigenic terminates this Agreement as a result of a wilful breach by CustomWare of one or more of the covenants contained in Sections 5 or 6 hereof, CustomWare and Visigenic each agrees that it would be impracticable and/or extremely difficult to fix or establish the actual damages sustained by Visigenic, and that the Damages is a reasonable approximation of such damages considering all of the circumstances existing as of the date hereof. Accordingly, in the event Visigenic terminates this Agreement by reason of CustomWare's wilful breach of the covenants contained in Sections 5 or 6 hereof, the Damages shall constitute and be deemed to be the agreed and liquidated damages of Visigenic and shall be paid by CustomWare to Visigenic as Visigenic's sole and exclusive remedy.

     11.  Indemnification.
          ---------------

          11.1 Survival of Representations, Warranties, Covenants and
               ------------------------------------------------------
Agreements.

               (a) The representations, warranties, covenants and agreements of the parties contained in Sections 3, 4, and 6.6 of this Agreement or in any writing delivered pursuant to such sections, to the extent that a breach or default in any such representations, warranties, covenants or agreements is not as a result of fraud, shall not terminate at, but rather shall survive, the Closing Date and shall terminate on the first anniversary of the Closing Date or such other date as specified in such provisions; provided, however, that such
                                                 --------  -------
representations, warranties, covenants and agreements shall survive as to any claim or demand made prior to their termination date until such claim or demand is fully paid or otherwise resolved by the parties hereto in writing or by a court of competent jurisdiction.

               (b) The covenants and agreements of the parties contained in Sections 5, 6 (other than 6.6), 7, 8 and 9 of this Agreement shall terminate at and shall not survive the Closing Date.

          11.2  Indemnification by CustomWare.
                -----------------------------

               (a)  General.
                    -------

                    (i) CustomWare shall indemnify and hold harmless Visigenic, its directors and officers, and each other person, if any, who controls Visigenic within the meaning of the Securities Act ("Controlling Persons") in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions) reasonably incurred by Visigenic, any of its directors, officers or Controlling Persons in connection with each and all of the following:

                        (A) any misrepresentation or breach of any warranty made by CustomWare in this Agreement or in any schedule, exhibit, certificate or other instrument contemplated by this Agreement;

                        (B) the breach of any covenant, agreement or obligation of the Shareholders contained in this Agreement or any other instrument contemplated by this Agreement;

                        (C) the payment to dissenting shareholders in excess of the value of CustomWare Stock based upon a value of CustomWare equal to the value of the average closing price of Visigenic Common Stock as quoted on the NNM as reported in The Wall Street Journal for the ten (10) trading days prior to the Closing, and the payment of legal fees and costs in excess of $10,000.00 incurred in connection with any legal action instituted by a legal shareholder of CustomWare in connection with the Merger, including any action by a dissenting shareholder;

                        (D) the departure of the Shareholder from the employ of Visigenic prior to the one-year anniversary of the Closing, in which event the parties agree that upon such departure, the entire Escrow Fund will be forfeited to Visigenic; and

                        (E) the departure, prior to the one year anniversary date of the Agreement, of any of the CustomWare employees who become employees of Visigenic, as provided for in Section 9.11, in which event the parties agree that upon each such departure, thirty-three percent (33%) of the initial CustomWare Escrow Shares (4,166 CustomWare Escrow Shares) will be forfeited to Visigenic.

                   (ii) In no event shall the liability under this Section 11.2(a) of CustomWare exceed the value of CustomWare Escrow Shares as such value is calculated in Section 11.2(c).

               (b)  Claims for Indemnification.
                    --------------------------

                    (i) Whenever any claim shall arise for indemnification under this Section 1.1, Visigenic shall describe such claim in a written notice ("Notice of Claim") to the Shareholder and, when known, specify the facts constituting the basis for such claim and the amount or an estimate of the amount of such claim. Each Notice of Claim shall (A) be signed by a proper representative of Visigenic, (B) contain a description of the claim, (C) specify the amount of such claim, and (D) state that, in the opinion of the signer thereof, such Notice of Claim is valid under the terms of Section 1.1 hereof and is being given by Visigenic in good faith.

                     (ii) Visigenic shall give the Shareholder prompt notice of any claim for indemnification hereunder resulting from, or in connection with, any claim or legal proceeding by a person who is not a party to this Agreement ("Third Party Claim") and, with respect to any Third Party Claim, Visigenic shall undertake the defense thereof by representatives reasonably satisfactory to Visigenic and the Shareholder. Visigenic shall not have the right to settle or compromise or enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any such claim or proceeding in its sole discretion without the prior written consent of the Shareholder. The Shareholder shall have the right to participate in any such defense of a Third Party Claim with advisory counsel of its own choosing at its own expense. In the event Visigenic, within a reasonable time after notice of any Third Party Claim, fails to defend, the Shareholder shall have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, and for the account of, the Shareholder, at the expense and risk of the Shareholder to the extent of his liability set forth in Section 11. The Shareholder, without Visigenic's written consent, shall not settle or compromise any such Third Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to Visigenic and/or Visigenic's subsidiary or subsidiaries, or affiliate or affiliates, as the case may be, an unconditional release from all liability in respect of such Third Party Claim. Notwithstanding any provision herein to the contrary, failure of Visigenic to give any notice of any Third Party Claim required by this Section 11 shall not constitute a waiver of Visigenic's right to indemnification or a defense to any claim by Visigenic hereunder.

               (c) Manner of Indemnification.  All indemnification by CustomWare
                   -------------------------
hereunder, except for that provided for under Section 11.2(a)(i)(E) above, shall be effected by the transferring and assigning to CustomWare Escrow Shares having a value equal to the amount of the indemnification liability, such value to be determined by averaging the closing price of Visigenic Common Stock as quoted on the NNM as reported in the Wall Street Journal for the ten (10) trading days prior to the date that the Notice of Claim is delivered to the Shareholder, until the escrow is exhausted.

          11.3 Arbitration.  If a party makes a good faith determination that a
               -----------
breach (or potential breach) of any of the confidentiality, non-competition, or intellectual property rights provisions of this Agreement by the other party (or the Shareholder) may result in damages or consequences that will be immediate, severe, and incapable of adequate redress after the fact, so that a temporary restraining order or other immediate injunctive relief is necessary for a realistic and adequate remedy, that party may seek immediate injunctive relief without first seeking relief through arbitration. After the court has ruled on the request for injunctive relief, the parties will thereafter proceed with arbitration of the dispute and stay the litigation pending arbitration. Subject to the foregoing, any dispute arising out of this Agreement, or its performance or breach, shall be resolved by binding arbitration under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that pursuant to Section 9 of the Federal Arbitration Act, a judgment of the United States District Courts for the Northern District of California shall be entered upon the award made pursuant to the arbitration. A single arbitrator, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the AAA Rules within ten (10) days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The arbitrator shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrator shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrator shall have the power to enter any award of monetary and/or injunctive relief (including the power to issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by either of the parties and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by either of the parties), including the power to render an award as provided in Rule 43 of the AAA Rules; provided, however, that
                                                         --------  -------
the arbitrator shall not have the power to award punitive damages under any circumstances (whether styled as punitive, exemplary, or treble damages, or any penalty or punitive type of damages) regardless of whether such damages may be available under applicable law, the parties hereby waiving their rights to recover any such damages. The arbitrator shall award the prevailing party its costs and reasonable attorneys' fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fees. All arbitration shall be held in San Mateo, California. In addition to the above court, the arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, the parties irrevocably submit to the nonexclusive jurisdiction of the state and federal courts situated where the respondent is domiciled or resides as of the Effective Date in any action to enforce an arbitration award. With respect to any request for immediate injunctive relief, that state and federal courts in San Francisco, California, shall have nonexclusive jurisdiction and venue over any such disputes.

          11.4 Limitation on Indemnification.  No indemnified party hereunder
               -----------------------------
will be entitled to make a claim against any indemnifying party under Section
11.2 unless and until the aggregate amount of indemnifiable losses incurred exceeds Twenty Five Thousand Dollars ($25,000), and then only to the extent of the excess.

          11.5 The Shareholder's Authority.  The Shareholder shall negotiate and
               ---------------------------
sign all amendments to this Agreement, and all other documents in connection with the transactions contemplated by this Agreement. Should the Shareholder be unable or unwilling to serve or to appoint his successor to serve in his stead, and unless the Shareholder appoints a successor to serve in his stead, such Shareholder shall be deemed to be represented by the Board of Directors of CustomWare should the Shareholder be unable or unwilling to serve in his capacity.

          11.6 Escrow.
               ------

               (a) CustomWare Escrow Shares shall be placed with the Escrow Agent for a period beginning on the Closing Date and ending on the 12-month anniversary of the Closing Date, to be disbursed solely upon the joint signatures of Visigenic and the Shareholder, all as set forth below. In the event Visigenic issues any Additional Escrow Shares (as defined below), such shares will be issued in the name of the Escrow Agent in the same manner as the CustomWare Escrow Shares delivered at Closing. Disbursements from the escrow shall be made for the payment of amounts, if any, to satisfy the indemnification rights of Visigenic and CustomWare pursuant to Section 11 hereof.

               (b) Except for tax-free dividends paid in stock declared with respect to the CustomWare Escrow Shares pursuant to Section 305(a) of the Code ("Additional Escrow Shares"), which shall be treated pursuant to Section 11.6 hereof, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the CustomWare Escrow Shares will be delivered to the Shareholder. The Shareholder will have voting rights with respect to the CustomWare Escrow Shares deposited in the Escrow Fund so long as such CustomWare Escrow Shares are held in escrow, and Visigenic will take all reasonable steps necessary to allow the exercise of such rights. While the CustomWare Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Shareholder will retain and will be able to exercise all other incidents of ownership of said CustomWare Escrow Shares which are not inconsistent with the terms and conditions of this Agreement.

               (c) The CustomWare Escrow Shares shall be disbursed during the term hereof, at any time or from time to time, Visigenic may give the Shareholder a Notice of Claim. Such Notice of Claim must be for a specified amount.

                   (i) The Shareholder may give Visigenic a written notice ("Notice of Objection") (A) attaching a copy of such Notice of Claim, (B) stating that, in the good faith opinion of the Shareholder, the claim described in such Notice of Claim is invalid (either in whole or in specified party) under the terms of Section 11 hereof, (C) giving the reasons for the alleged invalidity, and (D) stating that, based on such alleged invalidity, the Shareholder objects to the payment of any portion of the CustomWare Escrow Shares to the requesting party on account thereof. In the event that a Notice of Objection alleges that a Notice of Claim is only partially invalid, the Shareholder, within thirty (30) days of the receipt of such Notice of Claim, agrees to pay over to Visigenic that portion of the amounts specified in such Notice of Claim as to which no objection is made. The Shareholder is not required to agree to make any payments to Visigenic in respect of a Notice of Claim that has been objected to in a Notice of Objection given to the Shareholder as aforesaid except (X) as provided in the immediately preceding sentence, or (Y) in accordance with an order of any arbitration panel initiated by any of the parties hereto pursuant to paragraph (ii) below.

              (ii) Visigenic and the Shareholder agree to submit to final and binding arbitration any and all disputes the Shareholder has specified in a Notice of Objection or Visigenic has specified in a Notice of Claim to which the Shareholder has not responded within thirty (30) days of receipt of such Notice of Claim. Any such dispute subject to arbitration in accordance with the AAA Rules as provided in Section 11 hereof.

          (d) The escrow shall be terminated on the 12-month anniversary of the Closing Date (the "Termination Date"); provided, however, that the escrow may
                                       --------  -------
continue beyond such 12-month anniversary, if either of the parties has asserted indemnification claims, and any such claims remain unsatisfied.

          (e) Within five (5) business days after the Termination Date (the "Release Date"), the Escrow Agent shall release from escrow to the Shareholder, the CustomWare Escrow Shares plus all Additional Escrow Shares less the number of CustomWare Escrow Shares with a value (as determined pursuant to Section 11.2) equal to the amount of any unsatisfied indemnification claims. Any CustomWare Escrow Shares held as a result of the foregoing shall be released to the Shareholder promptly upon resolution of each indemnification claim.

          (f) On the Release Date, the Escrow Agent will deliver to the Shareholder the requisite number of CustomWare Escrow Shares to be released on such date as identified by Visigenic and the Shareholder to the Escrow Agent in writing, in the form of stock certificate(s) issued in the name of the Shareholder. Certificates representing CustomWare Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. Cash will be paid in lieu of fractions of CustomWare Escrow Shares in an amount equal to the product determined by multiplying such fraction by the closing average sale price of Visigenic Common Stock as quoted on the NNM as reported in The Wall Street Journal for the ten (10) trading days prior to the date immediately prior to the Termination Date (such average price being hereafter referred to as the "Release Price"). Within five (5) business days after written request from the Shareholder or the Escrow Agent, Visigenic will deposit with the Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

          (g) No CustomWare Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Shareholder, prior to the delivery to the Shareholder of the CustomWare Escrow Shares by the Escrow Agent.

          (h) The Escrow Agent is hereby granted the power to effect any transfer of CustomWare Escrow Shares contemplated by this Agreement. Visigenic will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

     12.  Miscellaneous.
          -------------

          12.1 Governing Laws.  It is the intention of the parties hereto that
               --------------
the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this

Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          12.2 Binding upon Successors and Assigns.  Subject to, and unless
               -----------------------------------
otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

          12.3 Severability.  If any provision of this Agreement, or the
               ------------
application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          12.4 Entire Agreement.  This Agreement, the exhibits hereto, the
               ----------------
documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          12.5 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

          12.6 Expenses.  Except as provided to the contrary herein, each party
               --------
shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement, the exhibits hereto, and the other Transaction Documents. If the Merger is consummated, all investment banking, broker's and finder's fees incurred by CustomWare and/or its shareholders in connection with the Merger will be deemed to be expenses of the shareholders, will be borne by the shareholders of CustomWare and will not become obligations of CustomWare.

          12.7 Amendment and Waivers.  Any term or provision of this Agreement
               ---------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

          12.8 Survival of Agreements.  All covenants, agreements,
               ----------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

          12.9 No Waiver.  The failure of any party to enforce any of the
               ---------
provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

          12.10  Attorneys' Fees.  Should suit be brought to enforce or
                 ---------------
interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

          12.11  Notices.  Any notice provided for or permitted under this
                 -------
Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 12.11.

     CustomWare:    CustomWare, Inc.
                    4250 El Camino Real, Suite A105
                    Palo Alto, CA  94306
                    Attention:  Salil Deshpande


     With copy to:  Ritchey Fisher Whitman & Klein
                    1717 Embarcadero Road
                    P.O. Box 51050
                    Palo Alto, CA  94303
                    Attn:  Lawrence A. Klein, Esq.

     Visigenic:     Visigenic Software, Inc.
                    951 Mariner's Island Boulevard, Suite 120
                    San Mateo, CA  94404
                    Attention:  Kevin C. Eichler

     With copy to:  Gray Cary Ware & Freidenrich
                    400 Hamilton Avenue
                    Palo Alto, CA 94301
                    Attention:  David A. Hubb, Esq.

Such notice will be treated as having been received upon actual receipt.

          12.12  Time.  Time is of the essence of this Agreement.
                 ----

          12.13  Construction of Agreement.  This Agreement has been negotiated
                 -------------------------
by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

          12.14  No Joint Venture.  Nothing contained in this Agreement shall be
                 ----------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 12.14.

          12.15  Pronouns.  All pronouns and any variations thereof shall be
                 --------
deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

          12.16  Further Assurances.  Each party agrees to cooperate fully with
                 ------------------
the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          12.17  Absence of Third Party Beneficiary Rights.  No provisions of
                 -----------------------------------------
this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

VISIGENIC SOFTWARE, INC.              CUSTOMWARE, INC.


By: /s/ Kevin Eichler                 By: /s/ Salil R. Deshpande
    -----------------                     ----------------------

Title: Vice-President & CFO           Title: President
       --------------------                  ---------


GRAY CARY WARE & FREIDENRICH,
A Professional Corporation


/s/ Gray Cary Ware & Freidenrich
--------------------------------
Escrow Agent

                                   EXHIBIT A
                                   ---------

                             CERTIFICATE OF MERGER

                                   EXHIBIT B
                                   ---------

                            FORM OF LOCKUP AGREEMENT

                             CERTIFICATE OF MERGER

                                       OF

                                CUSTOMWARE, INC.
                           (a California corporation)

                                      INTO

                            VISIGENIC SOFTWARE, INC.
                            (a Delaware corporation)


     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

            Name                      State of Incorporation
            ----                      ----------------------

     CustomWare, Inc.                      California
     Visigenic Software, Inc.              Delaware

     SECOND: That an Agreement and Plan of Reorganization dated as of December 3, 1996, by and among Visigenic Software, Inc., CustomWare, Inc. and Gray Cary Ware & Freidenrich, a Professional Corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware and Section 1201 of the California General Corporate Law.

     THIRD: That the name of the surviving corporation of the merger is Visigenic Software, Inc. (the "Surviving Corporation").

     FOURTH: That the Certificate of Incorporation of Visigenic Software, Inc. shall, as of the effective time of the merger, be the Certificate of Incorporation of the Surviving Corporation.

     FIFTH: That the executed Agreement and Plan of Reorganization is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 951 Mariner's Island Boulevard, Suite 120, San Mateo, California 94404.

     SIXTH: That a copy of the Agreement and Plan of Reorganization will be furnished by the Surviving Corporation upon request and without charge to any stockholder of any constituent corporation.

     SEVENTH: The aggregate number of shares of stock which CustomWare, Inc. has authority to issue is 10,000 shares, of which 10,000 shares, all of which are without par value, are designated Common Stock.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by its duly authorized officer this 3rd day of December, 1996.


                              VISIGENIC SOFTWARE, INC.
                              (a Delaware corporation)


                              By:
                                  ---------------------
                                   Casey Eichler

December 3, 1996


Visigenic Software, Inc.
951 Mariner's Island Blvd., Suite 120
San Mateo, CA  94404


Ladies and Gentlemen:

The undersigned is the owner of record or beneficially of certain shares of common stock ("Common Stock"), and certain options that are exercisable for shares of Common Stock, of Visigenic Software, Inc. (the "Company") and wishes to facilitate the merger of CustomWare, Inc., a California corporation, with and into the Company (the "Merger").

In consideration of the foregoing, the undersigned hereby irrevocably agrees that he will not, directly or indirectly, sell, offer, contact to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities exercisable for Common Stock, without the prior written consent of the Company, until February 5, 1997.

Notwithstanding the foregoing, the undersigned may transfer any shares of Common Stock or securities exercisable for Common Stock either during his lifetime or on death by will or intestacy to his immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family, provided, however, that prior to any such transfer, each transferee shall execute an agreement, satisfactory to the Company, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities exercisable for Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

The undersigned hereby acknowledges and agrees that the undersigned has no right to require the Company to register under the Securities Act of 1933, as amended, such Common Stock or other securities issued by the Company and owned of record or beneficially by the undersigned.

The undersigned understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned acknowledges that the Company is relying on this agreement in carrying out the Merger. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of

December 3, 1996
Page 2

Common Stock or securities exercisable for Common Stock held by the undersigned except in compliance with this agreement.

                                    Very truly yours,


Date:  December 3, 1996
                                    --------------------------------------
                                    Signature



                                    --------------------------------------
                                    Printed Name and Title (if applicable)